Exhibit 3.69

ARMADA MANUFACTURING COMPANY OF IDAHO

* * * * *

BY - L A W S

* * * * *

ARTICLE I

OFFICES

Section 1.  The registered office shall be located in Boise, Idaho.

Section 2.  The corporation may also have offices at such other places both within and without the State of Idaho as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1.  All meetings of shareholders for the election of directors shall be held in Riverside, State of California, at such place as may be fixed from time to time by the board of directors.

Section 2.  Annual meetings of shareholders, commencing with the year 1973, shall be held on the 2nd Tuesday of August if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A. M., at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3.  Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each shareholder entitled to vote thereat not less than ten (10) days before the date of the meeting.

The notice shall also set forth the purpose or purposes for which the meeting is called.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1.  Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Idaho as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting.  Also, newly created directorships resulting from any increase in the number of directors may be filled by election at an annual or at a special meeting of shareholders called for that purpose.

Section 3.  Written or printed notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat, at least ten (10) days before the date fixed for the meeting.

Section 4.  The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1.  The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.  If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

Section 3.  Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.  A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

In all elections for directors every shareholder, entitled to vote, shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares of stock shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.

Section 4.  Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE V

DIRECTORS

Section 1.  The number of directors shall be four (4).  Directors need not be residents of the State of Idaho nor shareholders of the corporation.  The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.  The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2.  Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

Section 3.  The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 4.  The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Idaho, at such place or places as they may from time to time determine.

Section 5.  The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.  Meetings of the board of directors, regular or special, may be held either within or without the State of Idaho.

Section 2.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3.  Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4.  Special meetings of the board of directors may be called by the president on two (2) days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section 5.  Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6.  Except to the extend prohibited by then applicable law, this corporation shall reimburse, indemnify and hold harmless each present and future director, officer and employee of this corporation and each person who, at the request of this corporation acts as a director, officer or employee of any other corporation in which this corporation has an interest, from and against all loss, cost, liability and expense which may be imposed upon or reasonably incurred by him, including reasonable settlement payments, in connection with any claim, action, suit or-proceeding, or threat thereof, made or instituted, in which he may be involved or be made a party by reason of his being or having been a director, officer or employee of this corporation or such other corporation, or by reason of any action alleged to have been taken or omitted by him in such capacity, if a disinterested majority of the Board of Directors of this corporation (or, if a majority of the Board of Directors is not disinterested, then independent legal counsel) determines in good faith that such person was acting in good faith (a) within what he reasonably believed to be the scope of his authority or employment, and (b) for a purpose which he reasonably believed to be in the best interests of the corporation.

The right of indemnification provided in this section shall inure to each person referred to in this section, whether or not the claim asserted against him is based on matters which arose in whole or in part prior to the adoption of this section and in the event of his death shall extend to his legal representatives.  The right of indemnification provided in this section shall not be exclusive of any other rights to which any such person, or any other individual, may be entitled as a matter of law or under any agreement, vote of directors or stockholders or otherwise.

Section 7.  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE VII

EXECUTIVE COMMITTEE

Section 1.  The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law.  Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors.  The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII

NOTICES

Section 1.  Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telegram.

Section 2.  Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be demmed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 1.  The officers of the corporation shall be a president, a vice president, a secretary and a treasurer.  The corporation may also have, at the discretion of the board of directors, a chairman of the board, a vice chairman of the board, one or more additional vice president, one or more assistant secretaries and one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3.  One person may hold two or more offices, except those of president and secretary.

ELECTION

Section 2.  The officer of the corporation, except such officer as may be appointed in accordance with the provisions of Section 3 or Section 5, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

SUBORDINATE OFFICERS

Section 3.  The board of directors may appoint such other officers as the business of the corporation may require, each of whom shall have such authority and perform such duties as are provided in these by-laws or as the board of directors may from time to time specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

REMOVAL AND RESIGNATION

Section 4.  Any officer may be removed, either with or without cause by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

VACANCIES

Section 5.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the by-laws for regular appoints to such office.

CHAIRMAN OF THE BOARD

Section 6.  The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors, and excercise and perform such other powers and duties as may from time to time assigned to him by the board of directors or prescribed by these by-laws.

VICE CHAIRMAN OF THE BOARD

Section 7.  In the absence or disability of the chairman of the board, the vice chairman of the board, if there shall be such an officer, shall perform all the duties of the chairman of the board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chairman of the board.  The vice chairman shall have such other powers and perform such other duties as from time to time by the board of directors or these by-laws.

PRESIDENT

Section 8.  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and affairs of the corporation.  He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, at all meetings of all the standing committes, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors of these by-laws.

VICE PRESIDENT

Section 9.  In the absence or disability of the president, the vice president in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have the powers of, and be subject to all the restrictions upon, the president.  The vice president shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors of these by-laws.

SECRETARY

Section 10.  The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meeting and the proceeding thereof.

The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and thier addresses; the number and classes of shares held by each; the numbers and dates of certificate issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by these by-laws or by-law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these by-laws.  If for any reason the secretary shall fail to give notice of any special meeting of the board of directors called by one or more of the persons identified in the first paragraph of Article V Section 4, or if he shall fail to give notice of any special meeting of the shareholders called by one or more of the persons identified in Article III Section 2, then any such person or persons may give notice of any such special meeting.

TREASURER

Section 11.  The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of properties and business transaction of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus and shares.  Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.  The books of account shall at all reasonable times to be open to inspection of any director.

The treaurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors.  He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these by-laws.

ARTICLE X

CERTIFICATE FOR SHARES

Section 1.  The shares of the corporation shall be represented by certificates signed by the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

When the corporation is authorized to issue shares of more than one class, every certificate shall set forth upon the face or back of such certificate a statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, as required by the laws of the State of Idaho.

Section 2.  The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

LOST CERTIFICATES

Section 3.  The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

CLOSING OF TRANSFER BOOKS

Section 5.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty (40) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days, immediately preceding such meeting.  In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than forty (40) days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed, the determination of shareholders entitled to notice of or to vote at a meeting, or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

REGISTERED SHAREHOLDERS

Section 6.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Idaho.

LIST OF SHAREHOLDERS

Section 7.  The officer or agent having charge of the transfer books for shares shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share ledger or transfer book or to vote at any meeting of the shareholder.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

Section 1.  Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.

Section 2.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Idaho”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

CONTRACT, ETC., HOW EXECUTED

Section 6.  The board of directors, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

REPRESENTATION OF SHARES OF OTHER CORPORATIONS

Section 7.  The president or any vice president and the secretary or assistant secretary of this corporation are authorized to vote, represent excercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.  The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be excercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

PERIODIC REPORTS

Section 8.  Regular reports containing detailed financial and other information concerning the business and affairs of the corporation shall be furnished periodically to the responsible officers and directors of the corporation, and such reports shall be designed to keep each such officer and director currently and reasonably informed of the affairs of the corporation.

ARTICLE XII

AMENDMENTS

Section 1.  These by-laws may be altered, amended or repealed or new by-laws may be adopted (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.